Green Dot Reports Third Quarter 2012 Financial Results, Affirms Guidance, Renews Retail Distribution Agreements

Pasadena, CA - November 1, 2012 - Green Dot Corporation (NYSE: GDOT), a leading prepaid financial services company, today reported financial results for the third quarter ended September 30, 2012.
For the third quarter of 2012, Green Dot reported a 14% year-over-year increase in non-GAAP total operating revenues1 to $135.6 million and non-GAAP diluted earnings per share1 of $0.29. GAAP results for the third quarter were $134.3 million in revenues and $0.24 in diluted earnings per share.
“During the third quarter, Green Dot recorded solid double-digit growth in total operating revenues and the number of active cards, the latter net of the discontinued Turbo Tax program. As predicted, new competition entered the market with large national banks and major retailers-including some of our largest retail partners-providing consumers with greater choices than ever in the prepaid debit card category. Despite this, some of our best new card activation growth this quarter came from retailers where new competition was the most prevalent. Additionally, Green Dot benefited from lower churn, as well as higher revenue per active card, compared to the prior year, while having among the lowest priced products on the market," said Steve Streit, Green Dot's Chairman and Chief Executive Officer.
GAAP financial results for the third quarter of 2012 compared to the third quarter of 2011:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 16% to $134.3 million for the third quarter of 2012 from $115.4 million for the third quarter of 2011

•	GAAP net income was $10.6 million for the third quarter of 2012 versus $13.3 million for the third quarter of 2011

•	GAAP basic and diluted earnings per common share were $0.25 and $0.24, respectively, for the third quarter of 2012 versus $0.32 and $0.30, respectively, for the third quarter of 2011
Non-GAAP financial results for the third quarter of 2012 compared to the third quarter of 2011:1

•	Non-GAAP total operating revenues[1] increased 14% to $135.6 million for the third quarter of 2012 from $118.9 million for the third quarter of 2011

•	Non-GAAP net income[1] was $12.8 million for the third quarter of 2012 versus $17.2 million for the third quarter of 2011

•	Non-GAAP diluted earnings per share[1] was $0.29 for the third quarter of 2012 versus $0.39 for the third quarter of 2011

•
EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) was $25.0 million for the third quarter of 2012 versus $30.9 million for the third quarter of 2011

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key business metrics for the quarter ended September 30, 2012:

•
Number of general purpose reloadable (GPR) debit cards activated was 2.01 million for the third quarter of 2012, an increase of 0.05 million, or 3%, over the third quarter of 2011. Excluding the discontinued TurboTax program in both periods, the increase was 7% over the third quarter of 2011

•	Number of cash transfers was 10.52 million for the third quarter of 2012, an increase of 1.65 million, or 19%, over the third quarter of 2011

•
Number of active cards at quarter end was 4.42 million, an increase of 0.27 million, or 7%, over the third quarter of 2011. Excluding the discontinued TurboTax program in both periods, the increase was 11% over the third quarter of 2011

•
Gross dollar volume (GDV) was $4.1 billion for the third quarter of 2012, a decrease of less than 1% versus the third quarter of 2011. Excluding the discontinued TurboTax program in both periods, GDV increased 12% over the third quarter of 2011

•
Purchase volume was $3.0 billion for the third quarter of 2012, an increase of $0.2 billion, or 8%, over the third quarter of 2011. Excluding the discontinued TurboTax program in both periods, purchase volume increased 16% over the third quarter of 2011

Please refer to the Company's latest Quarterly Report on Form 10-Q for a description of the key business metrics described above. The following table shows the Company's quarterly key business metrics for each of the last seven calendar quarters:

	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011
	(in millions)
Number of GPR cards activated	2.01	1.98	2.23	1.98	1.96	1.82	2.21
Number of cash transfers	10.52	10.14	10.09	9.14	8.87	8.28	7.98
Number of active cards at quarter end	4.42	4.44	4.69	4.20	4.15	4.10	4.28
Gross dollar volume	$4,070	$3,980	$4,823	$3,771	$4,109	$3,632	$4,609
Purchase volume	$2,966	$2,943	$3,487	$2,857	$2,738	$2,535	$3,003

Business Update

•
Green Dot has entered into new multi-year contract extensions with CVS/pharmacy, 7-Eleven stores and The Pantry convenience stores. Green Dot products have been selling at CVS/pharmacy and The Pantry for the past ten years, and at 7-Eleven stores since 2009

•
Green Dot and Walmart continue to work together to expand the MoneyCard category of prepaid cards by bringing customers more attractive offerings. Recent initiatives include a new line of NFL Team-branded MoneyCards and a new Mossy Oak-branded card, which is a popular affinity brand for hunters in many regions of the country. These products are currently available at participating Walmart stores

•
Green Dot and the Florida Attorney General's Office have resolved the previously-announced prepaid card investigation into Green Dot. The Company has entered into an Assurance of Voluntary Compliance (AVC) under which it will make a charitable contribution to a Florida organization of $25,000 and will reimburse the Attorney General's Office for its investigative costs in the amount of $75,000. It is important to note that the investigation revealed no findings against Green Dot. Furthermore, AVC officially acknowledges Green Dot's cooperation and support of the Attorney General's efforts to establish adequate industry standards for the benefit of consumers

"In addition to the solid performance in our key metrics, we're also pleased to highlight our increasingly strong balance sheet with $327 million of total cash and investment securities and no debt. Margins continued to see pressure as we invested heavily in marketing, new product development, new channels of distribution and the new technology we believe is necessary to drive growth and efficiencies over the long term," said John Keatley, Green Dot's Chief Financial Officer.
Outlook for 2012
Green Dot affirms its Outlook for 2012 anticipated results provided July 26, 2012. This Outlook is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
For 2012, Green Dot expects full year non-GAAP total operating revenues2 to grow to a range of $534 million to $543 million, based upon the following year-over-year assumptions:

•	Approximately 5% improvement in the average number of active cards, and

•	Growth in cash transfers of greater than 15%
Adjusted EBITDA2 is expected to be between $104 million and $106 million. Non-GAAP diluted EPS2 for the full year is expected to be between $1.29 and $1.32.
Conference Call
The Company will host a conference call to discuss third quarter 2012 financial results today at 4:30 pm ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chief Executive Officer, and John Keatley, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (866) 524-3160, or (412) 317-6760 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10019503. The replay of the webcast will be available until Thursday, November 8, 2012. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com/.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's full-year 2012 guidance, including all the statements under "Outlook for 2012," and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the Company's dependence on revenues derived from Walmart and three other retail distributors, competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors and card issuing banks, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud or developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations.  These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at http://ir.greendot.com/ and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 1, 2012, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; and stock-based retailer incentive compensation expense. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2012 guidance for non-GAAP total operating revenues and adjusted EBITDA. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.

About Green Dot
Green Dot is a publicly traded bank holding company regulated by the Board of Governors of the Federal Reserve System. The Company provides widely distributed, low cost banking and payment solutions to a broad base of U.S. consumers. Green Dot's products and services include its market leading category of General Purpose Reloadable (GPR) prepaid cards and its industry-leading cash transfer network which are available directly to consumers online and through a network of approximately 60,000 retail stores nationwide where 95% of Americans shop. Green Dot is headquartered in the greater Los Angeles area. For more details, visit www.greendot.com.
Contacts
Investor Relations
Christopher Mammone, 626-765-2427
IR@greendot.com
Media Relations
Liz Brady DiTrapano, 646-277-1226

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2012	December 31, 2011
	(Unaudited)
	(in thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$164,418	$223,033
Federal funds sold	3,000	2,400
Investment securities available-for-sale, at fair value	72,611	20,647
Settlement assets	43,650	27,355
Accounts receivable, net	43,428	41,307
Prepaid expenses and other assets	21,417	11,822
Income tax receivable	825	3,371
Net deferred tax assets	6,656	6,664
Total current assets	356,005	336,599
Restricted cash	12,784	12,926
Investment securities, available-for-sale, at fair value	73,777	10,563
Accounts receivable, net	6,539	4,147
Loans to bank customers, net of allowance for loan losses of $298 and $0 as of September 30, 2012 and December 31, 2011, respectively	7,688	10,036
Prepaid expenses and other assets	1,666	202
Property and equipment, net	52,205	27,281
Deferred expenses	6,923	12,604
Goodwill and intangible assets	43,514	11,501
Total assets	$561,101	$425,859
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,520	$15,441
Deposits	38,529	38,957
Funds held on behalf of customers	23,137	—
Settlement obligations	43,650	27,355
Amounts due to card issuing banks for overdrawn accounts	49,117	42,153
Other accrued liabilities	32,186	16,248
Deferred revenue	10,996	21,500
Total current liabilities	228,135	161,654
Other accrued liabilities	12,374	6,239
Deferred revenue	—	19
Net deferred tax liabilities	6,295	4,751
Total liabilities	246,804	172,663

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value: 10 shares authorized as of September 30, 2012 and December 31, 2011, respectively; 7 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	7	7
Class A common stock, $0.001 par value; 100,000 shares authorized as of September 30, 2012 and December 31, 2011, respectively; 31,314 and 30,162 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	31	30
Class B convertible common stock, $0.001 par value, 100,000 shares authorized as of September 30, 2012 and December 31, 2011, respectively; 4,560 and 5,280 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	5	5
Additional paid-in capital	152,783	131,383
Retained earnings	161,361	121,741
Accumulated other comprehensive income	110	30
Total stockholders’ equity	314,297	253,196
Total liabilities and stockholders’ equity	$561,101	$425,859

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Operating revenues:
Card revenues and other fees	$54,138	$49,966	$176,011	$158,214
Cash transfer revenues	41,832	34,724	121,721	98,260
Interchange revenues	39,581	34,246	122,615	105,035
Stock-based retailer incentive compensation	(1,202)	(3,549)	(6,985)	(13,785)
Total operating revenues	134,349	115,387	413,362	347,724
Operating expenses:
Sales and marketing expenses	51,930	40,851	157,516	126,164
Compensation and benefits expenses	29,041	21,763	83,074	64,566
Processing expenses	18,802	17,576	58,668	54,639
Other general and administrative expenses	18,050	13,889	51,869	41,192
Total operating expenses	117,823	94,079	351,127	286,561
Operating income	16,526	21,308	62,235	61,163
Interest income	982	239	3,116	574
Interest expense	(20)	(105)	(51)	(202)
Income before income taxes	17,488	21,442	65,300	61,535
Income tax expense	6,875	8,139	25,680	23,461
Net income	10,613	13,303	39,620	38,074
Income attributable to preferred stock	(1,704)	—	(6,385)	—
Net income allocated to common stockholders	$8,909	$13,303	$33,235	$38,074
Basic earnings per common share:
Class A common stock	$0.25	$0.32	$0.93	$0.91
Class B common stock	$0.25	$0.32	$0.93	$0.91
Basic weighted-average common shares issued and outstanding:
Class A common stock	30,067	23,401	29,502	21,322
Class B common stock	4,585	17,124	4,884	18,985
Diluted earnings per common share:
Class A common stock	$0.24	$0.30	$0.90	$0.86
Class B common stock	$0.24	$0.30	$0.90	$0.86
Diluted weighted-average common shares issued and outstanding:
Class A common stock	35,826	42,426	35,901	42,486
Class B common stock	5,732	19,023	6,346	21,155

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2012	2011
	(In thousands)
Operating activities
Net income	$39,620	$38,074
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,564	8,772
Provision for uncollectible overdrawn accounts	42,098	46,210
Employee stock-based compensation	9,041	7,042
Stock-based retailer incentive compensation	6,985	13,785
Amortization of premium on available-for-sale investment securities	954	157
Realized gains on investment securities	(8)	—
(Recovery) provision for uncollectible trade receivables	(420)	150
Impairment of capitalized software	912	348
Deferred income taxes	(32)	107
Excess tax benefits from exercise of options	(2,665)	(2,159)
Changes in operating assets and liabilities:
Settlement assets	(16,295)	(3,312)
Accounts receivable, net	(45,385)	(44,494)
Prepaid expenses and other assets	(11,022)	(2,360)
Deferred expenses	5,681	1,673
Accounts payable and other accrued liabilities	21,809	(2,813)
Settlement obligations	16,295	3,312
Amounts due issuing bank for overdrawn accounts	6,964	5,780
Deferred revenue	(10,523)	(4,156)
Income tax receivable	6,743	10,393
Net cash provided by operating activities	83,316	76,509
Investing activities
Purchases of available-for-sale investment securities	(200,755)	(40,062)
Proceeds from maturities of available-for-sale securities	29,708	10,000
Proceeds from sales of available-for-sale securities	55,855	—
Decrease in restricted cash	142	(5,159)
Payments for acquisition of property and equipment	(23,312)	(16,997)
Net principal collections on loans	2,348	—
Acquisition of Loopt Inc., net of cash acquired	(33,401)	—
Net cash used in investing activities	(169,415)	(52,218)
Financing activities
Proceeds from exercise of options	2,710	4,341
Excess tax benefits from exercise of options	2,665	2,159
Net decrease in deposits	(428)	—
Net increase in funds held on behalf of customers	23,137	—
Net cash provided by financing activities	28,084	6,500
Net (decrease) increase in unrestricted cash, cash equivalents, and federal funds sold	(58,015)	30,791
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	225,433	167,503
Unrestricted cash, cash equivalents, and federal funds sold, end of period	$167,418	$198,294

Cash paid for interest	$72	$6
Cash paid for income taxes	$23,012	$12,974

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$134,349	$115,387	$413,362	$347,724
Stock-based retailer incentive compensation (2)(3)	1,202	3,549	6,985	13,785
Non-GAAP total operating revenues	$135,551	$118,936	$420,347	$361,509

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Reconciliation of net income to non-GAAP net income
Net income	$10,613	$13,303	$39,620	$38,074
Employee stock-based compensation expense, net of tax (4)	1,469	1,687	5,486	4,357
Stock-based retailer incentive compensation, net of tax (2)	729	2,202	4,238	8,529
Non-GAAP net income	$12,811	$17,192	$49,344	$50,960
Diluted earnings per share*
GAAP	$0.24	$0.30	$0.90	$0.86
Non-GAAP	$0.29	$0.39	$1.12	$1.15
Diluted weighted-average shares issued and outstanding**
GAAP	35,826	42,426	35,901	42,486
Non-GAAP	43,894	44,077	44,079	44,247
____________

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.

GREEN DOT CORPORATION
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average Shares issued and Outstanding (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Reconciliation of GAAP to non-GAAP diluted weighted-average shares issued and outstanding
Diluted weighted-average shares issued and outstanding*	35,826	42,426	35,901	42,486
Assumed conversion of weighted-average shares of preferred stock	6,859	—	6,859	—
Weighted-average shares subject to repurchase	1,209	1,651	1,319	1,761
Non-GAAP diluted weighted-average shares issued and outstanding	43,894	44,077	44,079	44,247
____________

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Supplemental detail on non-GAAP diluted weighted-average shares issued and outstanding
Stock outstanding as of September 30:
Class A common stock	31,314	25,165	31,314	25,165
Class B common stock	4,560	17,026	4,560	17,026
Preferred stock (on an as-converted basis)	6,859	—	6,859	—
Total stock outstanding as of September 30:	42,733	42,191	42,733	42,191
Weighting adjustment	(13)	(15)	(169)	(123)
Dilutive potential shares:
Stock options	1,147	1,899	1,462	2,170
Restricted stock units	—	2	4	1
Employee stock purchase plan	27	—	49	8
Non-GAAP diluted weighted-average shares issued and outstanding	43,894	44,077	44,079	44,247

GREEN DOT CORPORATION
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Reconciliation of net income to adjusted EBITDA
Net income	$10,613	$13,303	$39,620	$38,074
Net interest income	(962)	(134)	(3,065)	(372)
Income tax expense	6,875	8,139	25,680	23,461
Depreciation and amortization	4,824	3,276	12,564	8,772
Employee stock-based compensation expense (3)(4)	2,420	2,719	9,041	7,042
Stock-based retailer incentive compensation (2)(3)	1,202	3,549	6,985	13,785
Adjusted EBITDA	$24,972	$30,852	$90,825	$90,762
Non-GAAP total operating revenues	$135,551	$118,936	$420,347	$361,509
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	18.4%	25.9%	21.6%	25.1%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	Range
	Low	High
	(in millions)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$526	$535
Stock-based retailer incentive compensation (2)*	8	8
Non-GAAP total operating revenues	$534	$543

*
Assumes the Company's right to repurchase lapses on 36,810 shares per month for the remaining three months in 2012 of the Company's Class A common stock at $12.23 per share, our market price on the last trading day of the third quarter 2012. A $1.00 change in the Company's Class A common stock price represents an annual change of $441,720 in stock-based retailer incentive compensation.

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(in millions)
Reconciliation of net income to adjusted EBITDA
Net income	$42	$43
Adjustments (5)	62	63
Adjusted EBITDA	$104	$106

Non-GAAP total operating revenues	$543	$534
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	19%	20%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(in millions)
Reconciliation of net income to non-GAAP net income
Net income	$42	$43
Adjustments (5)	15	15
Non-GAAP net income	$57	$58
Diluted earnings per share*
GAAP	$1.17	$1.19
Non-GAAP	$1.29	$1.32
Diluted weighted-average shares issued and outstanding**
GAAP	36	36
Non-GAAP	44	44
____________

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	Range
	Low	High
	(in millions)
Reconciliation of GAAP to non-GAAP diluted weighted-average shares issued and outstanding
Diluted weighted-average shares issued and outstanding*	36	36
Assumed conversion of weighted-average shares of preferred stock	7	7
Weighted-average shares subject to repurchase	1	1
Non-GAAP diluted weighted-average shares issued and outstanding	44	44
____________

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $2.4 million and $2.7 million for the three-month periods ended September 30, 2012 and 2011, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)
This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(5)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).